As filed with the Securities and Exchange
Commission on October 23, 2000                       Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                            COLONIAL PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)


             Alabama                                     59-7007599
  (State or other jurisdiction                        (I.R.S. employer
of incorporation or organization)                     identification no.)

                       2101 Sixth Avenue North, Suite 750

                            Birmingham, Alabama 35202

                                 (205) 250-8700

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Thomas H. Lowder

                       2101 Sixth Avenue North, Suite 750

                            Birmingham, Alabama 35202

                                 (205) 250-8700

            (Name, address, including zip code, and telephone number,
                   including area code of agent for service)


                                   Copies to:

                             J. Warren Gorrell, Jr.
                                   Alan L. Dye

                             Hogan & Hartson L.L.P.

                                 Columbia Square

                           555 Thirteenth Street, N.W.

                           Washington, D.C. 20004-1109

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this form are being pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


====================================== =================== ====================== ====================== ==========================
                                                                Proposed maximum

Title of securities to be registered      Amount to be      offering price per     Proposed maximum               Amount of
                                           registered           security          aggregate offering          registration fee
                                                                                         price

--------------------------------------- ------------------- ---------------------- ---------------------- -------------------------
Common Shares of Beneficial Interest,
par value $0.01 per share                   600,000(1)      $24.625 (2)                 $14,775,000 (2)         $3,900.60 (2)
--------------------------------------- ------------------- ---------------------- ---------------------- -------------------------

(1) This amount does not include 600,000 Common Shares previously registered on Registration Statement No. 33-91070 and to which the prospectus contained herein also relates pursuant to Rule 429 under the Securities Act of 1933. A registration fee in the aggregate amount of $4,771.55 previously was paid in connection with these Common Shares.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low price for the shares of the Registrant's Common Shares of Beneficial Interest reported on the New York Stock Exchange on October 18, 2000 solely for purposes of calculating the registration fee.

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                  COLONIAL PROPERTIES TRUST
                  DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

                 1,200,000 Common Shares of Beneficial Interest,
                            par value $.01 per share

                             -----------------------

The Dividend Reinvestment and Share Purchase Plan (the "Plan") of Colonial Properties Trust (the "Company," which may be referred to as "we" or "us") provides participants with a convenient and economical method of investing in the Company's Common Shares of Beneficial Interest, par value $0.01 per share.

The Plan is open to:

o    holders of our Common Shares;

o holders of Units of limited partnership interest in Colonial Realty Limited Partnership (the "Operating Partnership").

The Plan allows you to:

o reinvest all or part of cash dividends paid on your Common Shares in additional Common Shares;

o invest all or part of cash distributions paid on your Units in Common Shares; and

o purchase additional Common Shares by making optional cash payments of at least $200 per payment up to a maximum of $25,000 per calendar year (or such larger amount as we may approve in advance). See "Description of the Plan--Question 13."

At  our  discretion,   the  Plan  Administrator,   currently  Equiserve  Limited
Partnership, will purchase for Plan participants either:

o newly issued Common Shares from the Company at a price equal to 95% of the average of the daily high and low sales prices for the Common Shares reported on The New York Stock Exchange ("NYSE") for the ten trading days immediately preceding the reinvestment or cash investment date (as defined in the Prospectus), provided, however, that the price must be at least 95% of the closing price of the Common Shares on the reinvestment or cash investment date; or

o Common Shares purchased in the open market (including negotiated transactions) at a price equal to 95% of the weighted average of the prices paid (including brokerage and related costs) for all Common Shares purchased in the open market by the Plan Administrator on the reinvestment date or cash investment date. See "Description of the Plan - Question 16."

The 5% discount may be reduced or eliminated at any time without notice. Our Common Shares are listed on the NYSE under the symbol "CLP." On October 18, 2000, the closing price of the Common Shares as reported on the NYSE was $24.6875 per share.

To enroll in the Plan, simply complete the enclosed Authorization Card and return it in the envelope provided. A broker, bank or other nominee may reinvest dividends, but may not make optional cash payments, on behalf of beneficial owners. This Prospectus is intended to replace the prospectus dated October 26, 1998. You should keep this Prospectus for future reference.

                             -----------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
            ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.
                             -----------------------

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                             -----------------------

                The date of this Prospectus is October 23, 2000.

                                   THE COMPANY

         When we refer to "the Company" in this prospectus, we mean Colonial Properties Trust and one or more of its subsidiaries (including Colonial Realty Limited Partnership, Colonial Properties Services Limited Partnership and Colonial Properties Services, Inc.) or, as the context may require, Colonial Properties Trust only.

         The Company is one of the largest owners, developers and operators of multifamily, retail and office properties in the Sunbelt region of the United States. It is a fully-integrated real estate company whose activities include, as of June 30, 2000, the ownership and operation of a portfolio of 114 properties located in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Texas and Virginia, development of new properties and acquisitions of existing properties. The Company is a self-administered equity REIT that, as of June 30, 2000, owns 54 multifamily apartment communities containing a total of approximately 17,000 apartment units, 42 retail properties containing a total of approximately 14.0 million square feet of retail shopping space, 18 office properties containing a total of approximately 3.1 million square feet of office space, and certain parcels of land adjacent to or near certain of these properties (collectively, the "Properties").

         The Company is the sole general partner of and, as of June 30, 2000, holds approximately 65.3% of the Units and 55.6% of the preferred units of the Operating Partnership. The Company conducts all of its business through the Operating Partnership and the Company's two management subsidiaries, Colonial Properties Services Limited Partnership, which provides management services for the Company's properties, and Colonial Properties Services, Inc., which provides management services for properties owned by third parties. As sole general partner of the Operating Partnership, the Company has the exclusive power to manage and conduct the business of the Operating Partnership, subject to certain limited exceptions.

         The  Company's  experienced  staff  of  approximately  1,039  employees provides a full range of real estate services from its headquarters in Birmingham, Alabama and from sixteen regional offices located in the Birmingham, Mobile, Huntsville and Montgomery, Alabama, Orlando and Tampa, Florida, Greenville, South Carolina, Burlington, North Carolina and Macon and Roswell, Georgia metropolitan areas, and from the locations of our properties.

         The Company is an Alabama real estate investment trust. The principal executive offices of the Company are located at 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203, and its telephone number is (205) 250-8700.

                             DESCRIPTION OF THE PLAN

The Plan

         The following questions and answers set forth the provisions of and constitute the Company's Dividend Reinvestment and Share Purchase Plan. Holders of Common Shares and Units who do not participate in the Plan will continue to receive cash dividends, if and as declared, or cash distributions in accordance with the Operating Partnership Agreement, in the usual manner. The text of the Plan is as follows:

Purpose

1.    What is the purpose of the Plan?

         The Plan provides eligible holders of Common Shares and Units with a convenient and economical method of investing in the Company's Common Shares at a discount from the prevailing market price. The Plan is intended to benefit long-term investors in the Company and/or the Operating Partnership who wish to increase their investment in Common Shares. The Plan will also assist the Company in raising funds for general business purposes, to the extent that Common Shares are purchased from the Company rather than in the open market. If the Common Shares are purchased from the Company, the Company will invest the proceeds of the purchase in the Operating Partnership in exchange for a corresponding number of Units.

Eligibility

2.    Who is eligible to participate in the Plan?

         (a) Shareholders who own Common Shares registered in their own names on the share transfer books of the Company or who own whole Common Shares held in their Plan account ("Record Owners") are eligible to participate directly in the Plan. Shareholders who hold Common Shares that are registered ii someone else's name (for example, in the name of a broker, bank or other nominee) ("Beneficial Owners") who wish to participate in the Plan should either (i) make arrangements with their broker, bank or other nominee to participate in the Plan on their behalf or (ii) become Record Owners by arranging with their broker, bank or other nominee to have their Common Shares transferred into their own names. Both Record Owners and Beneficial Owners are eligible to participate in the dividend reinvestment feature of the Plan. Brokers or banks holding Common Shares as nominee may participate in the dividend reinvestment feature of the Plan through Depository Trust Company Dividend Reinvestment Service. Only Record Owners may participate in the optional cash payment feature of the Plan. Beneficial Owners who wish to make optional cash payments under the plan should become Record Owners as described above.

         (b) Unitholders are eligible to invest cash distributions from the Operating Partnership in the Company's Common Shares in accordance with the Plan. Unitholders also may participate in the optional cash payment feature of the Plan for the purchase of additional Common Shares.

         Record Owners who participate in the Plan directly, brokers, banks and other nominees who participate in the dividend reinvestment feature of the Plan on behalf of Beneficial Owners, and unitholders who choose to participate are sometimes referred to hereinafter as "Participants."

         Shareholders and unitholders who reside in jurisdictions in which it is unlawful for the Company to permit their participation are not eligible to participate in the Plan. The Company also may exclude shareholders and unitholders who reside in jurisdictions that require registration of the Common Shares or of the Company's officers, trustees or employees as agents in connection with sales pursuant to the Plan. Shareholders and unitholders who are citizens or residents of a country other than the United States, its territories and possessions should make certain that their participation does not violate local laws governing taxes, currency and exchange controls, share registration, foreign investments or other matters. Purchases under the Plan also are subject to the restrictions on share ownership set forth in the Company's Declaration of Trust, which generally prohibits persons from owning (directly or by attribution) more than 5% of the Company's outstanding Common Shares.

Advantages and Disadvantages to Participants

3.    What are the advantages of the Plan?

         (a) The Plan provides Participants with the opportunity to reinvest cash dividends paid on all or a portion of their Common Shares, or cash distributions paid on all or a portion of their Units, in additional Common Shares. If eligible, Participants may also purchase additional Common Shares through optional cash payments.

         (b) The price per share for Common Shares purchased for Participants in the Plan will reflect a discount of 5% from the market price (calculated in accordance with Question 16).

         (c) All cash dividends or distributions paid on Participants' Common Shares and/or Units and all optional cash payments made by a Participant can be fully invested in additional Common Shares because the Plan permits fractional share interests to be credited to Plan accounts. In addition, dividends will be paid on, and may be reinvested with respect to, such fractional share interests.

         (d) The Plan Administrator, at no charge to Participants, provides for the safekeeping of certificates for shares credited to each Plan account.

         (e) Periodic statements reflecting all current activity, including share purchases and latest Plan account balance, simplify recordkeeping for Participants.

4.    What are the disadvantages of the Plan?

         (a) Participants who reinvest dividends paid on Common Shares will be treated for federal income tax purposes as having received a dividend but will not receive cash to pay any tax payment obligation.

         (b) The income tax treatment of distributions paid on Units that are reinvested under the Plan is unclear because there is no clear legal authority regarding the income tax treatment of a limited partner in a partnership who invests cash distributions from the partnership in shares of another entity.

         (c) Participants will have limited control regarding the specific timing of purchases and sales under the Plan.

         (d) The price per share for Common Shares purchased from the Company will reflect a discount of 5% from the average of the high and low sale prices of the Common Shares on the NYSE for each of the ten Trading Days preceding the date of purchase, provided that the purchase price may not be less than 95% of the closing price of the Common Shares on the date of purchase. Where the average price of the Common Shares during the ten preceding Trading Days is sufficiently higher than the price of the Common Shares on the date of purchase, the purchase price may be greater than the market price of the Common Shares on the date of purchase.

Administration

5.    Who administers the Plan for Participants?

         Equiserve Limited Partnership, as Plan Administrator, is responsible for administering the Plan. The Plan Administrator keeps records, sends statements of account to each Participant and performs other duties related to the Plan. The Plan Administrator also acts as the dividend disbursing agent, paying agent, transfer agent and registrar for the Common Shares. The Company may replace the Plan Administrator at any time.

         Although  the  Plan  Administrator   generally  administers  the  Plan,
unitholders may initiate and terminate their participation in the Plan only by notifying the Operating Partnership at the address set forth below.

Participation by Shareholders and Unitholders

6. How does an eligible holder of Common Shares or Units enroll in the Plan and become a Participant?

         A Record Owner may enroll in the Plan by completing and signing an Authorization Card and returning it to the Plan Administrator. If Common Shares are registered in more than one name (e.g., joint tenants or trustees), all Record Owners must sign the Authorization Card exactly as their names appear on the account registration. An eligible unitholder may enroll in the Plan by completing and signing an Authorization Card and returning it to the Operating Partnership. If Units are registered in more than one name, all owners of the Units must sign the Authorization Card exactly as their names appear on the account registration.

         Beneficial Owners who wish to have their broker, bank or other nominee participate in the Plan on their behalf should communicate with their broker, bank or other nominee for information regarding how to do so. Brokers or banks holding Common Shares as nominee may participate in the Plan through Depository Trust Company Dividend Reinvestment Service.

         Written requests for Authorization Cards, completed Authorization Cards and cash payment forms, optional cash payments, notices of withdrawal and all other communications by holders of Common Shares should be sent to the Plan Administrator at:

                  Equiserve Limited Partnership
                  P.O. Box 8040
                  Boston, Massachusetts 02266-8040

         Participants may telephone the Plan Administrator between 8:00 a.m. and 7:00 p.m. Eastern Time at:

                  (800) 730-6001 or (781) 575-3120

         Please mention Colonial Properties Trust and your account number in all correspondence.

         Unitholders should forward all optional cash payments and requests for account information directly to the Plan Administrator at the address above, but all other communications by unitholders, including requests for completed Authorization Cards and notices of termination, should be sent to the Operating Partnership at:

                  Colonial Realty Limited Partnership
                  2101 Sixth Avenue North, Suite 750
                  Birmingham, Alabama 35203
                  Telephone number:  (205) 250-8700

7.    When may an eligible shareholder or unitholder enroll in the Plan?

         An eligible shareholder or unitholder may enroll in the Plan at any time. Once an Authorization Card is received by the Plan Administrator or, if applicable, the Operating Partnership, a Participant will remain enrolled in the Plan until such Participant discontinues participation or until the Plan is terminated.

8. How does a Participant indicate the extent of his or her participation in the Plan?

         The Authorization Card allows each eligible shareholder or unitholder to determine the extent to which he or she wants to participate in the Plan. The Authorization Card appoints the Plan Administrator as agent for the Participant and, if a dividend or distribution investment option is selected, directs the Company or the Operating Partnership to pay to the Plan Administrator, for investment in Common Shares, (i) any cash dividends paid on all or a specified portion of Common Shares owned by that Participant on the applicable record date ("Participating Shares") or (ii) any cash distributions paid by the Operating Partnership on all or a portion of the Units owned by the Participant on the applicable record date ("Participating Units"). Participating Shares may include shares held as Record Owner, shares deposited with the Plan Administrator for safekeeping, and shares purchased pursuant to the Plan. (Shares held as Beneficial Owner may participate only through arrangements made with the nominee Record Owner.) Dividends or distributions will continue to be invested in Common Shares until the Participant specifies otherwise or terminates participation, or the Plan is terminated.

         Participants may purchase additional Common Shares under the Plan by electing one of the following investment options:

                  (1) "Full Dividend/Distribution Investment" directs the Plan Administrator to invest dividends o distributions on all of a
         Participant's Participating Shares and/or Participating Units (including whole and fractional shares acquired under the Plan), and permits a Participant to make optional cash payments for the purchase of additional Common Shares in accordance with the Plan.

                  (2) "Partial Dividend/Distribution Investment" directs the Plan Administrator to remit cast dividends or distributions to the Participant on the number of whole Common Shares or Units owned by the Participant specified on the Authorization Card and to invest in additional Common Shares any dividends or distributions paid on remaining Common Shares or Units owned by the Participant (including shares held or acquired under the Plan). This investment option also permits a Participant to make optional cash payments for the purchase of additional Common Shares in accordance with the Plan.

                  (3) "Optional Cash Payments Only" permits a Participant to make optional cash payments for the purchase of additional Common Shares in accordance with the Plan. Under this investment option, all cash dividends on whole and fractional shares or distributions on Units owned by the Participant will be remitted to the Participant.

         Any shareholder, whether or not a Record Owner, may select option (1) or (2); only Record Owners, however, may make optional cash payments under those options. In addition, only Record Owners may select option (3). Unitholders may select option (1), (2) or (3). If a Participant returns a properly executed Authorization Card to the Plan Administrator or, if applicable, the Operating Partnership without electing an investment option, the Authorization Card will be deemed to indicate the intention of the Participant to select option (1).

9. May a Participant change the extent of his or her participation in the Plan?

         Participants may change their investment option under the Plan at any time by requesting a new Authorization Card from, and returning it to, the Plan Administrator or, if applicable, the Operating Partnership, at the addresses set forth in Question 6.

10.   What is the source of the Common Shares purchased under the Plan?

         Common Shares purchased for a Participant's account under the Plan may be purchased by the Plan Administrator, at the Company's discretion, either (a) from the Company out of its authorized but unissued shares or treasury shares or
(b) in the open market (on the NYSE or any securities exchange where Common Shares are then traded, in the over-the-counter market or in negotiated transactions). In the event the Common Shares are purchased from the Company, the Company will use the proceeds of that purchase to acquire a corresponding number of Units in the Operating Partnership.

11.   When will dividends/distributions be invested?

         If the Plan Administrator purchases Common Shares directly from the Company, dividends will be invested on the dividend payment date fixed by the Board of Trustees of the Company, and distributions will be invested on the distribution payment date fixed by the Company, as general partner of the Operating Partnership in accordance with the Operating Partnership Agreement, unless that day is not a day on which the NYSE is open for trading (a "Trading Day"), in which case dividends or distributions will be invested on the preceding Trading Day. If Common Shares are purchased in the open market, the Plan Administrator will make such purchases as soon as possible on or after the dividend payment date or distribution payment date, in all events within 30 days after such date, on terms and at prices determined by the Plan Administrator. The date on which an investment of dividends or distributions occurs or commences is referred to hereinafter as a "Reinvestment Date."

         For an election to invest dividends or distributions under the Plan to be effective with respect to a particular cash dividend or cash distribution, an Authorization Card must be received by the Plan Administrator or, if applicable, the Operating Partnership, at least two business days before the record date established for that dividend or distribution. If the Authorization Card is received later than two business days before the applicable record date, the investment of dividends or distributions will begin on the next Reinvestment Date.

         No Interest Will Be Paid by the Company or the Plan Administrator on Any Dividends or Distributions Held Pending Investment.

Optional Cash Investments

12.   Who may make optional cash payments under the Plan?

         All Record Owners of Common Shares and all unitholders who have submitted an Authorization Card, whether or not they have authorized the investment of dividends or distributions, are eligible to make optional cash payments under the Plan. Participants who are brokers, banks or nominees participating on behalf of a Beneficial Owner may not make any optional cash payments. A Beneficial Owner who wishes to make optional cash payments should become a Record Owner by transferring all or some of his or her Common Shares into his or her own name.

13.   What are the limitations on making optional cash payments?

         Each optional cash payment is subject to a minimum purchase limit of $200 per payment and a maximum purchase limit of $25,000 per year. In addition, the number of Common Shares that may be purchased by a Participant with optional cash payments is limited, on each Cash Investment Date, to the number of shares and Units owned by the Participant on that date. For purposes of these limitations, all Plan accounts under the common control or management of a Participant will be aggregated. The Plan Administrator will return optional cash payments submitted by a Participant to the extent that (i) the payment is less than $200 or, when combined with all other optional cash payments made by the Participant during the calendar year, exceeds $25,000 or (ii) the number of Common Shares that could be purchased for the Participant exceeds the number of Common Shares and Units then owned by the Participant. Participants eligible to make optional cash payments may invest amounts in excess of the $25,000 limit with the prior approval of the Company. Requests for such prior approval should be directed to the Chief Financial Officer of the Company.

         There is no obligation to use, nor any penalty for not using, the optional cash payment feature of the Plan. Participants who elect to utilize this feature need not make a payment each month, and need not send the same amount of money in each payment.

14. When will optional cash payments received by the Plan Administrator be invested?

         Optional cash payments will be invested monthly on or about the cash investment date (the "Cash Investment Date"). In each month in which the Company pays a dividend on the Common Shares, the Cash Investment Date will be the same date as the Reinvestment Date. In each month in which the Company does not pay a dividend, the Cash Investment Date will be the tenth day of the month or, if that day is not a Trading Day, the preceding Trading Day. If the Plan Administrator purchases shares directly from the Company, the purchase of shares will occur on or about the applicable Cash Investment Date. If Common Shares are to be purchased in the open market, the Plan Administrator will make such purchases as soon as possible on or after the applicable Cash Investment Date, in all events within 30 days after that date, and on terms and at prices determined by the Plan Administrator. To be invested on an upcoming Cash Investment Date, optional cash payments must be received by the Plan Administrator no later than five Trading Days prior to that Cash Investment Date. Late payments will be invested on the next subsequent Cash Investment Date.

         No Interest Will Be Paid by the Company or the Plan Administrator on Any Optional Cash Deposits Held Pending Investment.

15.   May optional cash payments be returned to a Participant?

         Yes. Upon written request received by the Plan Administrator at least two business days prior to the Cash investment Date on which a Participant's optional cash payment would otherwise be invested, optional cash payments will be returned to the Participant. Optional cash payments will be returned without interest.

Purchases

16.   What will be the price of Common Shares purchased under the Plan?

         The price per Common Share purchased from the Company under the Plan will be equal to 95% of the average of the high and low sale prices of the Common Shares as reported on the NYSE (or other relevant trading market) for each of the ten Trading Days immediately preceding the applicable Reinvestment Date or Cash Investment Date, provided that in no event will the price per Common Share be less than 95% of the closing price of the Common Shares as reported on the NYSE on the applicable Reinvestment Date or Cash Investment Date. If there are no sales of Common Shares on one or more of the ten Trading Days prior to the date of purchase, the average will be based on the high and low sale prices on those days within the ten Trading Day period on which the Common Shares do trade.

         In the event that the Plan Administrator purchases shares in the open market rather than from the Company, the price per Common Share purchased under the Plan will be equal to 95% of the weighted average price per share of all Common Shares purchased by the Plan Administrator for the applicable Reinvestment Date or Cash Investment Date. The average price per share of all Common Shares purchased in the open market will include a pro rata portion of all brokerage and related costs incurred in connection with the open market purchases. See the discussion in Question 18.

         The Company could, at any time, reduce or eliminate the discount without prior notice to Participants for any reason, including the Company's belief that Participants were engaging in positioning and other transactions with the intent to purchase Common Shares under the Plan and then immediately resell such Common Shares in order to capture the discount. Any Participants who engage in such positioning or other transactions may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, as amended.

17. How will the number of Common Shares purchased for a Participant be determined?

         A Participant's account in the Plan will be credited, on each Reinvestment Date and Cash Investment Date, with that number of Common Shares, plus fractional share interests computed to three decimal places, equal to the total amount of cash to be invested on behalf of the Participant on that date divided by the discounted purchase price per Common Share for that date. The total amount of cash to be invested will depend on the amount of any dividends or distributions paid on the number of Participating Shares or Participating Units designated by the Participant and the amount of optional cash payments (if any) made by the Participant.

Costs

18. Are there any expenses to Participants in connection with their participation in the Plan?

         Because of restrictions imposed on the Company by provisions of the Internal Revenue Code applicable to real estate investment trusts, the Company is not able to sell its Common Shares at a discount of more than five percent. These restrictions also require that brokerage commissions and related charges be treated as part of the discount if those charges are paid by the Company. Accordingly, for shares purchased in the open market, the average price per share of all Common Shares to which the five percent discount applies will include a pro rata portion of all brokerage and related costs, so that the overall discount to Participants will not exceed five percent. No brokerage commissions will be incurred in connection with purchases of Common Shares directly from the Company. All other costs of administration of the Plan will be paid by the Company (and reimbursed to the Company by the Operating Partnership). However, Participants who request that the Plan Administrator sell their shares or fractional share interests must pay any related brokerage commissions and transfer taxes.

Reports to Participants

19.   What kinds of reports will be sent to Participants?

         As soon as practical after each purchase of Common Shares on behalf of a Participant, a statement of account will be mailed to such Participant. These statements, which provide a record of account activity and account balance and indicate the cost of such Participant's purchases under the Plan, should be retained for tax purposes. In addition, each Participant will receive, from time to time, communications sent to every other holder of Common Shares.

         Each  Participant  will  receive  annually   Internal  Revenue  Service
information (on Form 1099) for reporting dividend income received.

Custodial Service

20.   May Participants deposit their Common Shares with the Plan Administrator?

         Yes. Participants have the option of delivering to the Plan Administrator for safekeeping share certificates representing their Common Shares. Participants may deliver their certificates to the Plan Administrator along with the Authorization Card when enrolling in the Plan, or may do so at any time thereafter while participating in the Plan. Share certificates must be endorsed by, or accompanied by an appropriate instrument of transfer executed by, the Participant (or his authorized representative) when delivered to the Plan Administrator for safekeeping. The number of Common Shares represented by share certificates delivered by a Participant to the Plan Administrator for safekeeping will be credited to a Participant's Plan account. The Plan Administrator may maintain shares represented by such share certificates in its name or in the name of its nominee. The Plan Administrator will not provide such services with respect to Unit certificates or interests.

Certificates for Shares

21. Will certificates be issued to Participants for Common Shares purchased under the Plan?

         No.  Common  Shares  purchased  under  the Plan will be  credited  to a
Participant's   Plan  account  and  will  be  held  in  the  name  of  the  Plan
Administrator or its nominee. This service protects against loss, theft or destruction of share certificates evidencing Common Shares purchased under the Plan. However, share certificates will be issued to any Participant upon written request.

22. How may a Participant obtain a certificate representing Common Shares held in his or her Plan account?

         Shares held in a Participant's Plan account may be withdrawn by a Participant by notifying the Plan Administrator in writing or by calling the Plan Administrator at the number listed in Question 6, specifying the number of shares to be withdrawn. The Plan Administrator will process a request for withdrawal within five days of receipt. A share certificate for the number of whole shares so withdrawn will be issued to the Participant. A certificate will not be issued for any fractional share interest credited to a Participant's Plan account. Instead, a Participant will receive a check for the value of any fractional share interest, based upon the then current market price of the Common Shares, less any related brokerage commissions or transfer taxes.

23. Will dividends on shares delivered to a Participant by the Plan Administrator continue to be invested?

         If the Participant who is a shareholder has authorized "Full Dividend Investment," cash dividends with respect to shares delivered to a Participant by the Plan Administrator will continue to be invested. If, however, cash dividends with respect to only a portion of the Common Shares registered in a Participant's name or owned by a Participant as Plan Shares are being invested, the Plan Administrator will continue to invest dividends on only the number of Participating Shares specified by the Participant on the Authorization Card unless a new Authorization Card specifying a different number of Common Shares is delivered to the Plan Administrator. Similarly, if a Participant who is a unitholder has authorized the investment of cash distributions with respect to only a portion of the Units owned by such Participant, the Participant will continue to receive cash distributions on only the number of Units specified by the Participant on the Authorization Card unless a new Authorization Card specifying a different number of Units is delivered to the Operating Partnership.

Sale of Plan Shares

24.   May Plan Shares be sold through the Plan Administrator?

         A Participant may instruct the Plan Administrator to sell any or all of the whole Common Shares held in such Participant's Plan account. The instruction to sell must specify the number of shares to be sold (not a dollar amount to be raised) and, in the case of a request to sell submitted on behalf of a Participant who has died or is an adjudicated incompetent, must be accompanied by certified evidence of the representative's authority to request a sale of the Participant's shares. A Participant may not direct the date on which or the price at which shares held in such Participant's account may be sold. A withdrawal/termination form for this purpose is provided on the reverse side of each account statement sent to Participants.

         Within five Trading Days following receipt of written instructions to sell, the Common Shares held in the Participant's account will be sold at the prevailing market price, and the proceeds of sale, less applicable brokerage commissions, transfer taxes, and a nominal administrative fee ($10 as of the date of this Prospectus) will be remitted to the Participant or the Participant's representative.

Termination of Participation in the Plan

25.   How and when may a Participant terminate participation in the Plan?

         Participation in the Plan may be terminated at any time by providing written notice to the Plan Administrator or, if applicable, the Operating
Partnership. Participants who participate in the dividend/distribution investment feature of the Plan must provide such notice at least two business days before the next dividend or distribution record date. Participation in the Plan will also be terminated if the Plan Administrator or, if applicable, the Operating Partnership receives written notice from the trustee or executor of a Participant's estate of the death or adjudicated incompetency of the Participant at least two business days before the next record date for a dividend or distribution  payment.  In the event  written  notice of  termination,  death or
adjudicated   incompetency  is  received  by  the  Plan   Administrator  or,  if
applicable, the Operating Partnership, less than two business days before the next dividend or distribution record date, Common Shares will be purchased for the Participant with the related cash dividend or cash distribution, and participation in the Plan will not terminate until after such investment has occurred. Upon termination by reason of notice of death or adjudicated incompetency, the Participant's shares and any cash dividends paid thereon will be retained by the Plan Administrator until such time as the Participant's legal representative has been appointed and has furnished proof satisfactory to the Plan Administrator or, if applicable, the Operating Partnership, of the legal representative's rights to receive payment.

         Upon termination of participation in the Plan, unless a Participant has requested that some or all of the shares held in his or her account be sold, the Plan Administrator will send such Participant a share certificate for the number of whole Common Shares in such Participant's account and a check in an amount equal to the value of any fractional share interest, based upon the then current market price of the Common Shares, less any related brokerage commissions or transfer taxes.

         In addition, participation in the Plan will be automatically terminated as to any Participant who holds no shares in his or her Plan account and his no Common Shares registered in his or her own name. In the event that a Participant's participation in the Plan is terminated for this reason, the Plan Administrator will send such Participant a check in an amount equal to the value of any fractional share interest credited to such Participant's Plan account, based upon the then current market price of the Common Shares, less any related brokerage commissions or transfer taxes.

Rights Offerings, Share Dividends and Share Splits

26. If the Company has a rights offering, how will participation in the rights offering be handled for Participants?

         Participation in any rights offering will be based upon Common Shares registered in a Participant's name or held in a Participant's Plan account, but not on fractional share interests credited to a Participant's Plan account.

27. What happens if the Company issues a dividend payable in shares or declares a share split?

         Any share dividends or split shares distributed by the Company on its Common Shares will be credited pro rata to each Participant's Plan account based on the number of shares held in the Participant's Plan account. Share dividends or split shares distributed on Common Shares registered in a Participant's name will be mailed directly to the Participant.

Voting Rights

28.  How will the Plan Administrator vote Plan Shares at shareholders' meetings?

         For each meeting of shareholders, a, Participant will receive proxy materials that will enable the Participant to vote Plan Shares. Alternatively, a Participant may vote such shares in person at the shareholders' meeting. Fractional share interests credited to a Participant's account may not be voted by proxy or in person.

Federal Income Tax Consequences to Participants

         The following summary is based upon an interpretation of current federal tax law. The income tax treatment of Participants in the Plan who are unitholders is unclear, because, unlike with Common Shares, there is no legal authority directly on point as to the treatment of this type of Plan for a partner in a partnership. (See the discussion below). Participants should consult  their  own tax  advisors  to  determine  particular  tax  consequences, including state income tax (and non-income tax, such as transfer tax) consequences, which vary from state to state, that may result from participation in the Plan and subsequent disposition of shares acquired pursuant to the Plan. Income tax consequences to Participants residing outside the United States will vary from jurisdiction to jurisdiction.

29. What are the income tax consequences for shareholders of participation in the Plan?

         In the case of Common Shares purchased by the Plan Administrator from the Company with reinvested dividends, a shareholder will be treated for federal income tax purposes as having received a distribution (with respect to Common Shares) equal to the fair market value on the Reinvestment Date of the Common Shares credited to the shareholder's Plan account. The amount of the distribution deemed to have been received may exceed the amount of the cash dividend that was reinvested, due to the 5% discount described under Question 16.

         In the case of Common Shares purchased by the Plan Administrator on the open market, a shareholder will be treated for federal income tax purposes as having received a distribution equal to the price paid by the Plan Administrator for the Common Shares (including brokerage and related costs), which will exceed the amount of cash otherwise distributable to the shareholder, due to the 5% discount on the price paid by the Plan Administrator.

         Any cash distribution to a shareholder which is not invested through the Plan simply will be treated as cash distribution for federal income tax purposes.

         In the case of Common Shares purchased by the Plan Administrator from the Company pursuant to the optional cash payment feature of the Plan, a shareholder will be treated for federal income tax purposes as having received a distribution (with respect to Common Shares) equal to the fair market value on the Cash Investment Date of the Common Shares credited to the shareholder's Plan account less the amount paid by the shareholder for the Common Shares. The fair market value of the Common Shares on the Cash Investment Date may exceed the actual purchase price of the Common Shares purchased from the Company due to the 5% discount described under Question 16.

         In the case of Common Shares purchased by the Plan Administrator on the open market pursuant to the optional cash payment feature of the Plan, a shareholder will be treated for federal income tax purposes as having received a distribution equal to the 5% discount on the price paid (which includes brokerage and related costs) by the Plan Administrator for the Common Shares.

         Any distribution described above will be treated for federal income tax purposes as a dividend to the extent the Company has current or accumulated earnings and profits. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Common Shares. To the extent such distributions exceed the adjusted basis of a shareholder's Common Shares, they will be included in income as a capital gain if the Common Share has been held by the shareholder as a capital asset and will be either long or short term depending on whether the shareholder's holding period for his Common Share is or is not more than one year. In addition, if and to the extent that the Company designates any portion of a distribution as a "capital gain dividend," the amounts so designated will be treated as capital gain of the Participant. Dividends paid to a corporate Participant will not qualify for the dividends received deduction generally available to corporations.

30. What are the income tax consequences for unitholders of participation in the Plan?

         The income tax treatment of unitholders who participate in the Plan is unclear because, unlike with a stock dividend reinvestment plan, there is no clear legal authority regarding the income tax treatment of a limited partner in a partnership who invests cash distributions from the partnership in stock of another entity that is a partner in the partnership. The following, however, sets forth the Company's view of the likely tax treatment of unitholders who participate in the Plan, and absent the promulgation of authority to the contrary, the Company and the Operating Partnership intend to report the tax consequences of a unitholder's participation in a manner consistent with the following.

         In the case of Common Shares purchased by the Plan Administrator from the Company, whether through the investment of a unitholder's distribution or through an optional cash payment by a unitholder, a unitholder likely will be treated for federal income tax purposes as having received a cash distribution (in addition to the invested distribution, if applicable) from the Operating Partnership equal to the fair market value on the Reinvestment Date or Cash Investment Date, respectively, of the Common Shares credited to the unitholder's account less the amount of cash paid by the unitholder for the Common Shares (i.e., the amount of the cash distribution or the optional cash payment), if any. The fair market value of the Common Shares on the Reinvestment Date or the Cash Investment Date may exceed the purchase price of the Common Shares purchased from the Company due to the 5% discount described under Question 16.

         In the case of Common Shares purchased by the Plan Administrator on the open market pursuant to a unitholder's distribution or the optional cash payment feature of the Plan, a unitholder likely will be treated for federal income tax purposes as having received a cash distribution (in addition to the invested distribution, if applicable) from the Operating Partnership equal to the 5% discount on the price paid (which includes brokerage and related costs) by the Plan Administrator for the Common Shares.

         A cash distribution from the Operating Partnership will reduce a unitholder's basis in his Units by the amount distributed. Cash distributed to a unitholder in excess of his basis in his Units generally will be taxable as capital gain, either long- or short-term, depending on whether the unitholder's holding period for his Units is or is not more than one year. However, under
Section 751(b) of the Code, to the extent a distribution is considered to be in exchange for a unitholder's interest in substantially appreciated inventory items or unrealized receivables of the Operating Partnership, that unitholder may recognize ordinary income rather than a capital gain. In addition, a 25% rate will apply to the extent that net capital gains attributable to the sale of depreciable real property are attributable to prior depreciation deductions that were not otherwise recaptured as ordinary income under other depreciation recapture rules.

31. What are the income tax consequences for Participants upon the receipt of certificates?

         A Participant will not realize any taxable income upon receipt of certificates for whole shares credited to the Participant's account, either upon the Participant's request for certain of those shares or upon termination of participation in the Plan. A Participant will realize gain or loss upon the sale or exchange of shares acquired under the Plan. A Participant will also realize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share interest credited to the Participant's account. The amount of any such gain or loss will be the difference between the amount that the Participant received for the shares or fractional share interest and the tax basis in such shares or fractional share interest.

32. How are income tax withholding provisions applied to unitholders and shareholders who participate in the Plan?

         If a Participant fails to provide the applicable federal income tax certifications in the manner required by law, any cash dividends on Common Shares (including cash dividends that are reinvested), proceeds from the sale of fractional share interests and proceeds from the sale of shares held for the Participant's account will be subject to federal backup withholding at the rate of 31%. Certain shareholders (including most corporations) are, however, exempt from backup withholding and can claim the exemptions by filing the appropriate IRS form with the payer. Foreign shareholders will be subject to U.S. federal withholding tax on distributions of up to 30% on regular dividends (which may be reduced under an applicable treaty) or 35% on dividends designated by the Company as capital gain dividends. In each case where withholding is required, the appropriate amount will be withheld and the balance in shares will be credited to such Participant's account.

Responsibility of the Company and the Plan Administrator

33. What are the responsibilities of the Company and the Plan Administrator under the Plan?

         The Company is responsible for interpreting the Plan. Any questions of interpretation arising under the Plan will be determined by the Company, and any such determination will be final. The Company may adopt rules and regulations to facilitate the administration of the Plan. The terms and conditions of the Plan and its operation will be governed by the laws of the State of Alabama. Neither the Company, the Operating Partnership nor the Plan Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to timely receipt by the Plan Administrator of written notice of such death, (b) with respect to the prices at which Common Shares are purchased or sold for the Participant's account or the times at which such purchases or sales are made or
(c) with respect to fluctuations in the market value of the Common Shares before or after any purchase or sale of Common Shares.

Suspension, Modification or Termination of the Plan

34.   May the Plan be suspended, modified or terminated?

         The Company may suspend or terminate the Plan at any time, including during the period between a record date and the related Investment Date. Participants will be notified of any such suspension or termination. The Company also may make modifications to the Plan and, in such event, will provide Participants with a copy of any material modification. Upon termination of the Plan, a share certificate for whole shares credited to each Participant's Plan account will be issued, and a cash payment will be made for any fractional share interest credited to each such account, unless the Company terminates the Plan for the purpose of establishing another dividend reinvestment plan, in which case Participants will be automatically enrolled in such other plan, and shares credited to their Plan accounts will be credited automatically to such other plan.

         The Company and the Plan Administrator may terminate any Participant's participation in the Plan at any time for any reason.

Other Information

35. How may Participants obtain answers to questions concerning their Plan accounts?

         Questions concerning Plan accounts should be addressed to the Plan Administrator at the address and telephone number provided in Question 6.

36. How may shareholders obtain answers to other questions regarding the Company or the Plan?

         Questions concerning the Company or the Plan should be directed to:

                  Colonial Properties Trust
                  Attention:  Investor Relations
                  2101 Sixth Avenue North, Suite 750
                  Birmingham, Alabama 35203
                  Telephone number:  (205) 250-8700

37.   Who bears the risk of market fluctuations in the Common Shares?

         A Participant's investment in shares held in his or her Plan account is no different than his or her investment in directly held shares in this regard. Each Participant bears all risk of loss that may result from market fluctuations in the price of Common Shares.

         Neither the Company nor the Plan Administrator can guarantee that Common Shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

                                 USE OF PROCEEDS

         Any proceeds received by the Company upon the Plan Administrator's purchase of Common Shares directly from the Company will be used to acquire a corresponding number of Units from the Operating Partnership, which will use such proceeds for general business purposes. The Company has no basis for estimating either the number of Common Shares that will be sold directly by the Company pursuant to the Plan or the prices at which such Common Shares will be sold. The Company will not receive any proceeds from purchases of Common Shares by the Plan Administrator in the open market.

                                     EXPERTS

         The consolidated balance sheets as of December 31, 1999 and 1998 and the consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999, which appear in the Colonial Properties Trust Annual Report which is incorporated by reference in Colonial Properties Trust's Annual Report of Form 10-K have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the Common Shares offered hereby has been passed upon for the Company by its counsel, Hogan & Hartson L.L.P., Washington, D.C.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part) on Form S-3 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company files Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and information with the Commission and is subject to the periodic reporting and informational requirements of the Exchange Act. The Registration Statement, the exhibits and schedules forming a part thereof as well as such reports and other information filed by the Company with the Commission can be inspected and copies obtained from the Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Company's SEC filings are also available to the public on the SEC's Internet site (http://www.sec.gov). In addition, the Company's Common Shares are listed on the NYSE, and similar information concerning the Company can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The Company furnishes its shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                           INCORPORATION BY REFERENCE

         The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000;

         (c) the description of the Company's Common Shares contained in the Company's Registration Statement on Form S-11 dated July 13, 1993, No. 33-65954 and incorporated by reference in the Company's Form 8-A dated September 20, 1993 and in the Company's proxy statement dated September 1, 1995.

         All documents filed by the Company subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of the Common Shares to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (in the case of a statement in a previously filed document incorporated or deemed to be incorporated by reference herein) or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written or telephonic requests for such copies should be directed to: Chief Financial Officer, Colonial Properties Trust, 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203, telephone number (205) 250-8700.

================================================================================

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with any offering to be made by the Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Securities, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstance, create an implication that there has been no change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

--------------------------------------------------------------------------------

                    TABLE OF CONTENTS


THE COMPANY.........................................2
DESCRIPTION OF THE PLAN.............................3
  The Plan..........................................3
  Purpose...........................................3
  Eligibility.......................................3
  Advantages and Disadvantages to Participants......4
  Administration....................................5
  Participation by Shareholders and Unitholders.....5
  Optional Cash Investments.........................8
  Purchases.........................................9
  Costs.............................................9
  Reports to Participants..........................10
  Custodial Service................................10
  Certificates for Shares..........................10
  Sale of Plan Shares..............................11
  Termination of Participation in the Plan.........12
  Rights Offerings, Share Dividends and Share
  Splits...........................................12
  Voting Rights....................................13
  Federal Income Tax Consequences to Participants..13
  Responsibility of the Company and the Plan
  Administrator....................................15
  Suspension, Modification or Termination of the
  Plan.............................................15
  Other Information................................16
USE OF PROCEEDS....................................16
EXPERTS............................................16
LEGAL MATTERS......................................17
AVAILABLE INFORMATION..............................17
INCORPORATION BY REFERENCE.........................17


================================================================================


================================================================================

                               COLONIAL PROPERTIES

                                      TRUST

                             1,200,000 Common Shares

                             of Beneficial Interest

                                ($.01 Par Value)

                             -----------------------
                                   PROSPECTUS

                             -----------------------



                              DIVIDEND REINVESTMENT

                                       AND

                               SHARE PURCHASE PLAN

                                October 23, 2000

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses to be incurred in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered.

Registration Fee.......................................            $3,901
Plan Administrator's Fees and Service Charges..........             4,200*
Printing and Duplicating Expenses......................             7,700*
Legal Fees and Expenses................................            21,000*
Accounting Fees and Expenses...........................             2,000*
Mailing and Handling Fees..............................             3,200*
Blue Sky Fees and Expenses.............................             1,200*
Miscellaneous..........................................             3,000*
                                                             -------------
     Total.............................................           $46,201*
     -----
* Estimated for the one-year period from the date of the Prospectus.

Item 15.    Indemnification of Trustees and Officers

         Under the Alabama Real Estate Investment Trust Act of 1995 (the "Alabama REIT law"), a real estate investment trust formed in Alabama is permitted to eliminate, by provision in its declaration of trust, the liability of trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts or omissions established by a final judgment as involving active and deliberate dishonesty and being material to the matter giving rise to the proceeding. The Company's Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by the Alabama REIT law.

         The Alabama REIT law permits an Alabama real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by Sections 10-2B-8.50 to 10-2B-8.58, inclusive, of the Code of Alabama, 1975 (the "Alabama Corporate Code") for directors and officers of Alabama corporations. In accordance with the Alabama Corporate Code, the Company's Bylaws require it to indemnify (a) any present or former trustee, officer or shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Company's express request who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any present or former trustee or officer or any individual who, while a trustee or officer served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Company's express request, who is made a party to a proceeding by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding if (i) he conducted himself in good faith, (ii) he reasonably believed (A) in the case of conduct in his official capacity with the Company, that the conduct was in the Company's best interest and (B) in all other cases, that the conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, provided, however, that the indemnification provided for in this clause (b) will not be available if it is established that (1) in connection with a proceeding by or in the right of the Company, he was adjudged liable to the Company, or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, he was adjudged liable on the basis that personal benefit was improperly received by him, and (c) any present or former shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Company's express request against any claim or liability to which he may become subject by reason of such status. In addition, the Company's Bylaws require the Company to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a trustee, officer or shareholder or former trustee, officer or shareholder made a party to a proceeding by reason of such status; provided, that in the case of a trustee or officer, (i) the Company shall have received a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Company as authorized by the Bylaws, (ii) the Company shall have received a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met and
(iii) a determination shall have been made, in accordance with Section 8.55 of the Alabama Corporate Code, that the facts then known to those making the determination would not preclude indemnification under the provisions of the Bylaws. The Company may, with the approval of the trustees, provide such indemnification and payment or reimbursement of expenses to any trustee, officer or shareholder or any former trustee, officer or shareholder who served a predecessor of the Company and to any employee or agent of the Company or a predecessor of the Company.

         The Company has entered into indemnification agreements with each of its trustees and certain of its executive officers. Under these agreements, the Company has agreed to indemnify its trustees and certain of its executive officers to the maximum extent permitted by the Alabama Corporate Code. The Company also is obligated to pay expenses incurred by an indemnified trustee or director in establishing a right to indemnification under the respective indemnification agreement. Although the indemnification agreements offer substantially the same scope of coverage afforded by the Company's Declaration of Trust and Bylaws, the agreements provide greater assurance to trustees and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally by the Board of Trustees or by the stockholders to alter, limit or eliminate the rights they provide to the trustees and executive officers.

         Insofar as indemnification for liabilities arising under the Act may be permitted to trustees and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws. In the event that a claim for indemnification against such liabilities (other than payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the Common Shares being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 16.    Exhibits

         The following are exhibits filed herewith as part of this  Registration
Statement:

         Number            Description

         4.1 Declaration of Trust of the Company. Incorporated by reference to the Company's Form 8-K filed on November 5, 1997.

         4.2 Bylaws of the Company. Incorporated by reference to the Company's Form 8-K filed on November 5, 1997.

         5 Opinion of Hogan & Hartson L.L.P., regarding the legality of the Common Shares being registered.

         23.1              Consent of PricewaterhouseCoopers LLP.

         23.2              Consent of Hogan & Hartson L.L.P.
                            (included in Exhibit 5).

         24 *              Power of Attorney.

         99 Form of Authorization Card. Incorporated by reference to the Company's Registration Statement on Form S-3, No. 33-91070, filed on April 11, 1995.

         * Filed as part of the signature page of this Registration Statement.

Item 17.    Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Common Shares offered herein, and the offering of such Common Shares at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the Common Shares being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Common Shares offered herein, and the offering of such Common Shares at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes that and insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Birmingham, State of Alabama, on October 23, 2000.

                        Colonial Properties Trust

                        By: /s/ Thomas H. Lowder

                            --------------------
                        Thomas H. Lowder President, Chief
                        Executive Officer And Chairman Of
                        The Board

                                POWER OF ATTORNEY

            Each individual whose signature appears below hereby constitutes and appoints Thomas H. Lowder his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in his capacity as a trustee and/or officer of Colonial Properties Trust (the "Company"), to sign on his behalf one or more registration statements (the "Registration Statements") on Form S-3 or other appropriate form of registration statement to be filed by the Company for the purpose of registering under the Securities Act of 1933 common shares of beneficial interest, par value $.01 per share, issuable under the Company's dividend reinvestment and share purchase plan, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to sign and file with the Securities and Exchange Commission the Registration Statements, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below as of October 17, 2000:

SIGNATURE                                           TITLE



/s/ Thomas H. Lowder                     President, Chief Executive and Chairman
------------------------------------     of the Board
Thomas H. Lowder


/s/ Howard B. Nelson, Jr.                Chief Financial Officer
------------------------------------     (Principal Financial Officer)
Howard B. Nelson, Jr.


/s/ Kenneth E. Howell                    Vice President and Controller
------------------------------------     (Principal Accounting Officer)
Kenneth E. Howell


/s/ James K. Lowder                      Trustee
------------------------------------
James K. Lowder

/s/ Carl F. Bailey                       Trustee
------------------------------------
Carl F. Bailey

/s/ M. Miller Gorrie                     Trustee
------------------------------------
M. Miller Gorrie

/s/ Donald T. Senterfitt                 Trustee
------------------------------------
Donald T. Senterfitt

/s/ Claude B. Nielsen                    Trustee
------------------------------------
Claude B. Nielsen

/s/ Harold W. Ripps                      Trustee
------------------------------------
Harold W. Ripps

/s/ Herbert A. Meisler                   Trustee
------------------------------------
Herbert A. Meisler

/s/ William M. Johnson                   Trustee
------------------------------------
William M. Johnson

                                  EXHIBIT INDEX

                                                                    Sequentially
  Exhibit                                                            Numbered
  Number                       Exhibit Description                     Page
  ------                       -------------------                   -------

   4.1 Declaration of Trust of the Company. Incorporated by reference to the Company's Form 8-K dated November 5, 1997
   4.2 Bylaws of the Company. Incorporated by reference to the Company's Form 8-K

   5 Opinion of Hogan & Hartson L.L.P. regarding the legality of the Common Shares
   23.1           Consent of PricewaterhouseCoopers LLP

   23.2           Consent of Hogan & Hartson L.L.P. (included in Exhibit 5)
   24*            Power of Attorney
   99             Form of Authorization Card. Incorporated by reference to the
                  Company's Registration Statement on Form S-3, No. 33-91070, filed on April 11, 1995

   *   Filed as part of the signature page of this Registration Statement